Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated March 3, 2000, relating to the financial statements and financial statement schedule, which appears in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/S/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
St. Louis, Missouri
October 19, 2000